       1                                                            EXHIBIT 99

					                      SOUTHWEST GAS CORPORATION
					                     SUMMARY STATEMENTS OF INCOME
				               (In thousands, except per share amounts)
						                             (Unaudited)
                                                 							       NINE MONTHS ENDED      TWELVE MONTHS ENDED
								                                                         SEPTEMBER 30,            SEPTEMBER 30,
							                                                      ---------------------    --------------------
							                                                        1995         1994        1995        1994
                                                 							     --------     --------    --------    --------
GAS OPERATIONS SEGMENT:
Operating revenues                                           $417,143     $407,808    $608,604    $579,158
Net cost of gas purchased                                     184,639      179,846     254,716     235,934
							                                                      --------     --------    --------    --------
Operating margin                                              232,504      227,962     353,888     343,224
Operations and maintenance expenses                           140,287      131,662     186,808     174,629
Depreciation, amortization, and general taxes                  67,476       61,430      88,616      81,233
                                                 							     --------     --------    --------    --------
Operating income                                               24,741       34,870      78,464      87,362
Net interest deductions                                        39,657       36,187      52,936      47,408
                                                 							     --------     --------    --------    --------
Pre-tax utility income (loss)                                 (14,916)      (1,317)     25,528      39,954
Utility income tax expense (benefit)                           (6,451)        (853)      9,226      13,969
                                                 							     --------     --------    --------    --------
Net utility income (loss)                                      (8,465)        (464)     16,302      25,985
Other income (expense), net                                      (390)        (165)       (721)        260
Arizona pipe replacement disallowance, net                        ---         (283)        ---      (9,547)
                                                 							     --------     --------    --------    --------
Contribution to net income (loss) - gas operations segment     (8,855)        (912)     15,581      16,698
                                                 							     --------     --------    --------    --------

FINANCIAL SERVICES SEGMENT:
Net interest income after loan loss provision                  39,124       38,745      51,793      52,386
Net income (loss) from real estate operations                    (316)           2        (930)       (596)
Other income, net                                               8,241        8,489      10,383      12,645
General and administrative expenses                            36,528       35,773      48,124      48,839
							                                                      --------     --------    --------    --------
Pre-tax income                                                 10,521       11,463      13,122      15,596
Income tax expense                                              4,726        5,121       5,996       6,936
                                                 							     --------     --------    --------    --------
Net income before carrying cost allocation                      5,795        6,342       7,126       8,660
Acquisition carrying costs, net of tax - NOTE 5                (4,467)      (3,666)     (5,697)     (4,897)
                                                 							     --------     --------    --------    --------
Contribution to net income - financial services segment         1,328        2,676       1,429       3,763
                                                 							     --------     --------    --------    --------
Net income (loss)                                              (7,527)       1,764      17,010      20,461
Preferred & preference dividends                                  285          415         380         554
                                                 							     --------     --------    --------    --------
Net income (loss) applicable to common stock                 $ (7,812)    $  1,349    $ 16,630    $ 19,907
                                                 							     ========     ========    ========    ========
Earnings (loss) per share                                    $  (0.34)    $   0.06    $   0.74    $   0.95
                                                 							     ========     ========    ========    ========
Earnings (loss) per share excluding disallowances                 ---     $   0.07         ---    $   1.40
                                                 							     ========     ========    ========    ========
Average outstanding common shares                              22,768       21,040      22,370      21,008
                                                 							     ========     ========    ========    ========

             			See Notes to Summary Financial Statements.

					                        SOUTHWEST GAS CORPORATION
                           						  BALANCE SHEET
					                          AT SEPTEMBER 30, 1995
				                            		 (In thousands)
                           						   (Unaudited)
ASSETS
UTILITY PLANT
  Gas plant, net of accumulated depreciation                       $1,079,316
  Construction work in progress                                        23,966
						                                                        		   ----------
    Net utility plant                                               1,103,282
						                                                        		   ----------
OTHER PROPERTY AND INVESTMENTS
  PriMerit Bank - NOTE 2                                              181,150
  Other                                                                35,547
                                                        								   ----------
    Total other property and investments                              216,697
                                                        								   ----------
CURRENT AND ACCRUED ASSETS
  Cash, working funds and temporary cash investments                    7,096
  Receivables - less reserve of $1,025 for uncollectibles              19,132
  Accrued utility revenue                                              19,044
  Other                                                                42,046
                                                        								   ----------
    Total current and accrued assets                                   87,318
                                                        								   ----------
DEFERRED DEBITS
  Unamortized debt expense                                             13,779
  Other deferred debits                                                38,227
                                                        								   ----------
    Total deferred debits                                              52,006
                                                        								   ----------
    TOTAL ASSETS                                                   $1,459,303
                                                        								   ==========

CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS
CAPITALIZATION
  Common stockholders' equity
    Common stock equity, $1 par, 24,230 shares outstanding         $  336,713
    Retained earnings                                                  29,828
                                                        								   ----------
      Total common stockholders' equity - NOTE 6                      366,541    33.9%
  Preferred stock equity - NOTE 3                                       4,000     0.4
  Long-term debt - NOTE 4                                             711,010    65.7
                                                        								   ----------   -----
      Total capitalization                                          1,081,551   100.0%
                                                        								   ----------   -----
CURRENT AND ACCRUED LIABILITIES
  Notes payable                                                        56,000
  Accounts payable                                                     20,720
  Customer deposits                                                    21,208
  Taxes accrued (including income taxes)                               31,464
  Deferred purchased gas costs                                         35,752
  Other                                                                47,649
                                                        								   ----------
  Total current and accrued liabilities                               212,793
                                                        								   ----------
DEFERRED CREDITS
  Deferred investment tax credits                                      20,089
  Deferred income taxes                                               118,094
  Other                                                                26,776
                                                        								   ----------
      Total deferred credits                                          164,959
                                                        								   ----------
      TOTAL CAPITALIZATION, LIABILITIES AND DEFERRED CREDITS       $1,459,303
                                                        								   ==========

			     See Notes to Summary Financial Statements.

         			      SOUTHWEST GAS CORPORATION
			                STATEMENT OF CASH FLOWS
			          NINE MONTHS ENDED SEPTEMBER 30, 1995
				                 (In thousands)
				                   (Unaudited)

CASH FLOWS FROM OPERATIONS:
  Net income (loss)                                          $  (7,527)
  Adjustments to reconcile net income to net
    cash provided from operating activities:
      Depreciation and amortization                             47,204
      Change in receivables and payables                        34,410
      Change in accrued taxes                                  (36,119)
      Undistributed earnings from subsidiaries                  (5,717)
      Change in gas cost related balancing items                56,745
      Allowance for funds used during construction                (918)
      Change in deferred taxes                                   7,808
      Other                                                      6,793
                                                 							     ---------
      Net cash provided from operating activities              102,679
					                                                 		     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in notes payable                                      (36,000)
  Dividends paid                                               (14,468)
  Net change in long-term debt                                  27,280
  Net proceeds from stock issuance                              40,584
  Other                                                           (604)
					                                                 		     ---------
       Net cash provided from financing activities              16,792
                                                 							     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Construction expenditures                                   (116,596)
  Other                                                         (1,648)
					                                                 		     ---------
       Net cash used in investing activities                  (118,244)
                                                 							     ---------
       Change in cash and temporary cash investments             1,227
Cash at beginning of period                                      5,869
                                                 							     ---------
Cash at end of period                                        $   7,096
                                                 							     =========

SUPPLEMENTAL INFORMATION:
Interest paid, net of amount capitalized                     $  48,375
Income taxes, net of refunds                                 $  26,143

		See Notes to Summary Financial Statements.

             			       SOUTHWEST GAS CORPORATION
			              NOTES TO SUMMARY FINANCIAL STATEMENTS
			                (In thousands, except par values)
				                        (Unaudited)

NOTE 1 - BASIS OF PRESENTATION:

	The financial statements have been prepared by Southwest Gas Corporation (the Company) using the equity method of accounting for PriMerit Bank (PriMerit). Segmented information is presented within the income statement. The Financial Services segment includes the net income of PriMerit and its subsidiaries on a stand-alone basis, reduced by allocated costs associated with the Company's investment in PriMerit (principally interest) net of taxes. This presentation is not in accordance with generally accepted accounting principles (GAAP), and certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted. The financial statement presentation in this report produces the same net income as the consolidated financial statements and, in management's opinion, is a fair representation of the operations and contributions to net income of the Company's two segments.

NOTE 2 - INVESTMENT IN PRIMERIT BANK:

	The capital structure supports both the investment in PriMerit and the investment in the gas segment. Financing costs allocable to PriMerit are determined based on the investment in PriMerit under the equity method.

NOTE 3 - PREFERRED STOCK:
	Cumulative preferred stock, $100 par value, 9.5% series, 40 shares outstanding             $     4,000
                                                        												                        ===========

	CURRENT REDEMPTION REQUIREMENTS                                                            $       800
												                                                                                ===========
NOTE 4  - LONG-TERM DEBT:
	Commercial paper facility                                                                  $   200,000
	Debentures:
	    Debentures, 9% series A, due 2011                                                           26,895
	    Debentures, 9% series B, due 2011                                                           31,213
	    Debentures, 8.75% series C, due 2011                                                        18,353
	    Debentures, 9.375% series D, due 2017                                                      120,000
	    Debentures, 10% series E, due 2013                                                          23,069
	    Debentures, 9.75% series F, due 2002                                                       100,000
	Industrial revenue bonds - net of funds held in trust                                          201,602
	Unamortized discount on long-term debt                                                         (10,122)
                                         												                                       -----------
	TOTAL LONG-TERM DEBT                                                                       $   711,010
												                                                                                ===========

	CURRENT MATURITIES                                                                         $     5,000
            												                                                                    ===========

NOTE 5 - ACQUISITION CARRYING COSTS, NET:

                                    						      NINE MONTHS ENDED                TWELVE MONTHS ENDED
                                           							SEPTEMBER 30,                     SEPTEMBER 30,
                                   						  --------------------------        --------------------------
						                                       1995             1994             1995             1994
						                                     ---------        ---------        ---------        ---------
	Interest expense                          $  (7,227)       $  (5,904)       $  (9,195)       $  (7,873)
	Other intercompany expenses                    (218)            (206)            (301)            (289)
	Income taxes                                  2,978            2,444            3,799            3,265
                                   						  ---------        ---------        ---------        ---------
	ACQUISITION CARRYING COSTS, NET           $  (4,467)       $  (3,666)       $  (5,697)       $  (4,897)
                                   						  =========        =========        =========        =========

NOTE 6 - COMMON STOCKHOLDERS' EQUITY:
	For purposes of this report, common stockholders' equity excludes
	PriMerit's unrealized gain on debt securities available for sale since
	PriMerit is presented on the equity method of accounting.
/TABLE

                                 			 SOUTHWEST GAS CORPORATION
                                 			 SELECTED STATISTICAL DATA
                                 			    SEPTEMBER 30, 1995


FINANCIAL STATISTICS
Book value per share at quarter end - NOTE 6                          $15.13
Market value to book value per share at quarter end                     103%
Twelve months to date return on equity  -- total company                4.6%
					-- gas segment                                                     5.2%
Common stock dividend yield at quarter end                              5.2%

GAS OPERATIONS SEGMENT
								                                                            Authorized
                            				    Authorized       Authorized      Return on
                            				    Rate Base          Rate of        Common
Rate Jurisdiction                 (In thousands)       Return         Equity
------------------------          --------------     ----------     ----------
Central Arizona                   $      267,348           9.13%         10.75%
Southern Arizona                         157,620           9.12          11.00
Southern Nevada                          184,673           8.89          11.55
Northern Nevada                           47,695           9.16          11.55
Southern California                       69,486           9.94          11.35
Northern California                        8,357          10.02          11.35
Paiute Pipeline Company                   61,057          10.09          12.50

SYSTEM THROUGHPUT BY CUSTOMER CLASS                       NINE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                  							    SEPTEMBER 30,                       SEPTEMBER 30,
                                          						    -----------------------------       -----------------------------
(In dekatherms)                                        1995              1994              1995              1994
                                          						    -----------       -----------       -----------       -----------
Residential                                          33,353,107        33,170,690        46,149,190        44,669,464
Small commercial                                     17,499,110        17,142,799        23,928,594        23,036,438
Large commercial                                      6,631,610         7,977,308         8,960,538        10,763,075
Industrial / Other                                    5,464,247         6,097,028         7,708,746         7,784,681
Transportation                                       78,567,084        69,115,417       100,930,733        88,210,595
                                          						    -----------       -----------       -----------       -----------
Total system throughput                             141,515,158       133,503,242       187,677,801       174,464,253
                                          						    ===========       ===========       ===========       ===========
HEATING DEGREE DAY COMPARISON
Actual                                                    1,590             1,593             2,434             2,326
Ten year average                                          1,645             1,681             2,351             2,387